Exhibit 3.01.2

DATE DOCUMENT ID DESCRIPTION FILING EXPED PENALTY CERT COPY

09/02/2010 201024400656 RESTATMENT/ARTICLES OF ORGANIZATION LLC (LRA) 50.00 .00 .00 .00 .00

Receipt

This is not a bill. Please do not remit payment.

VORYS, SATER, SEYMOUR & PEASE 52 E. GAY STREET COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jennifer Brunner

1518419

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

760 NORTHLAWN DRIVE, LLC and, that said business records show the filing and recording of:

Document(s): Document No(s):

RESTATMENT/ARTICLES OF ORGANIZATION LLC 201024400656

United States of America State of Ohio Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 31st day of August, A.D. 2010.

Ohio Secretary of State

Prescribed by:

The Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: (Select One)	
Mail Form to one of the following:	
○ Expedite	PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 ***
◉ Non Expedite	PO Box 1329 Columbus, OH 43216

www.sos.state.oh.us
e-mail: busserv@sos.state.oh.us

RECEIVED
SECRETARY OF STATE
2010 AUG 31 AM 10:45
CLIENT SERVICE CENTER

Domestic Limited Liability Company Certificate of Amendment or Restatement

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic Limited Liability Company	(2) Domestic Limited Liability Company
☐ Amendment (129-LAM)	☑ Restatement (142-LRA)
______ Date of Formation	February 11, 2005 Date of Formation

The undersigned authorized representative of:

760 Northlawn Drive, LLC — Name of limited liability company

1518419 — Registration number

If box (1) Amendment is checked, only complete sections that apply. If box (2) Restatement is checked, all sections below must be completed.

The name of said limited liability company shall be:

760 Northlawn Drive, LLC

Name must include one of the following words or abbreviations: "limited liability company," "limited," "LLC," "L.L.C.," "ltd." or "ltd"

This limited liability company shall exist for a period of: N/A
Period of Existence

Purpose

N/A

☐ **Check here if additional provisions are attached**

543A

Page 1 of 2

Last Revised: 6/23/2008

REQUIRED Must be (signed) by a member, manager or other representative.

Twenty-First Century Communications, Inc.

By:

James L. Kennedy, President and Chief Executive Officer

Print Name

Signature

Print Name

Signature

Print Name

8/24/2010

Date

Date

Date

543A

Last Revised: 6/23/2008

DATE: DOCUMENT ID DESCRIPTION FILING EXPED PENALTY CERT COPY

02/14/2005 200504500006 ARTICLES OF ORGANIZATION/DOM. LLC (LCA) 125.00 100.00 .00 .00 .00

Receipt

This is not a bill. Please do not remit payment.

BYRNE & BYRNE LLP 5695 AVERY RD. SUITE C DUBLIN, OH 43016

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, J. Kenneth Blackwell

1518419

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

760 NORTHLAWN DRIVE, LLC and, that said business records show the filing and recording of:

Document(s) Document No(s):

THE SEAL OF THE SECRETARY OF STATE OF OHIO

ARTICLES OF ORGANIZATION/DOM. LLC 200504500006

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 11th day of February, A.D. 2005.

United States of America State of Ohio Office of the Secretary of State

Ohio Secretary of State

THE SEAL OF THE SECRETARY OF STATE OF OHIO

Prescribed by J. Kenneth Blackwell

Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: (Select One)

Mail Form to one of the Following:

YES PO Box 1390

Columbus, OH 43216 *** Requires an additional fee of $100***

No PO Box 670

Columbus, OH 43216

www.state.oh.us/sos

e-mail: busserv@sos.state.oh.us

ORGANIZATION / REGISTRATION OF LIMITED LIABILITY COMPANY

(Domestic or Foreign) Filing Fee $125.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)

(1) Articles of Organization for

Domestic Limited Liability Company

(115-LCA) ORC 1705

(2) Application for Registration of Foreign Limited Liability Company

ORC 1705

(Date of Formation) (State)

Complete the general information In this section for the box checked above.

Name 760 NORTHLAWN DRIVE, LLC

Check here if additional provisions are attached

* If box (1) is checked, name must include one of the following endings: limited liability company, limited, Ltd, Ltd. LLC. LLC.

Complete the Information in this section if box (1) is checked.

Effective Date (Optional) Date specified can be no more than 90 days after date of filing, if a date is specified, the date must be a date on or after the data of filing.

(mm/dd/yyyy)

This limited liability company shall exist for

(optional) (Period of existence) Purpose

(Optional)

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(optional)

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City) (State) (Zip Code)

533

Last Revised: May 2002

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member, manager or representative of

760 NORTHLAWN DRIVE, LLC

(name of limited liability company)

hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

THOMAS J. BYRNE, ESQ.

(Name of Agent)

5695 AVERY ROAD, SUITE C

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

DUBLIN Ohio 43016

(City) (State) (Zip Code)

Must be authenticated by an authorized representative

Authorized Representative Date

Authorized Representative Date

ACCEPTANCE OF APPOINTMENT

(The undersigned, named herein as the statutory agent for

760 NORTHLAWN DRIVE, LLC

(name of limited liability company) I

thereby acknowledges and accepts the appointment agent for said limited liability Company.

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

533

Last Revised: May 2002

Complete the Information in this section If box (2) is checked.

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City) (State) (Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Ohio

(City) (State) (Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

a. the agent cannot be found, or

b. the limited liability company fails to designate another agent when required to do so, or

c. the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED

Must be authenticated (signed) by an authorized representative (See Instructions)

Authorized Representative Date

THOMAS J. BYRNE, ESQ.

(Print Name)

Authorized Representative Date

(Print Name)

533

Last Revised: May 2002